EXHIBIT 99(d)(ii)

                             SUB-ADVISORY AGREEMENT

     SUB-ADVISORY AGREEMENT (the "Agreement") made this 31st day of August, 2001, by and between HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. (the "Adviser") and HENDERSON INVESTMENT MANAGEMENT LTD. (the "Subadviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

     WHEREAS, the Adviser wishes to enter into a contract with the Subadviser to render the Adviser the following services:

     Provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments regarding assets of separate series of the Henderson Global Funds (the "Trust") subject to oversight by the Board of Trustees of the Trust and the supervision of the Adviser. The Trust currently offers shares of five portfolios designated as the Henderson European Focus Fund, the Henderson International Developing Companies Fund, the Henderson Global Technology Fund, the Henderson Worldwide Growth Fund and the Henderson International Opportunities Fund, herein referred to as the "Existing Portfolios, and together with such other portfolios which may be established later and served by the Adviser and Subadviser hereunder are referred to herein as a "Portfolio."

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

     1. COMPENSATION. As compensation for the services enumerated herein, the Adviser will pay the Subadviser a fee, which shall be calculated monthly and payable monthly, as set forth in Schedule A hereto.

     In the event that the Trust establishes one or more portfolios other than the Existing Portfolios with respect to which the Adviser wishes to engage the Subadviser to render services enumerated herein, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services and agrees upon the subadvisory fee rates to be payable by the Adviser, the Subadviser shall notify the Adviser in writing, whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

     If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Subadviser's compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average daily net asset value of the Portfolio during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.

     2. EFFECTIVE DATE; AUTHORITY OF ADVISER. This Agreement shall become effective as of the date first above written. The Adviser will promptly advise the Subadviser as to the giving of such approval. The Adviser represents that it is the investment Adviser of the Portfolio, with the authority as such to enter into this Agreement.


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     3. TERM; TERMINATION. This Agreement shall become effective with respect to the Existing Portfolios on the date hereof and shall remain in full force until August 30, 2003 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to any Portfolio to which the Agreement shall have become applicable, but only so long as such continuance is specifically approved for such Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Subadviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

     This Agreement may be terminated at any time without the payment of any penalty by the Adviser or Subadviser on sixty (60) days written notice to the other party.

     This Agreement may also be terminated with respect to any Portfolio at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.

     This Agreement shall automatically terminate in the event of its assignment or (upon notice thereof to the Subadviser) the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Portfolios as required by the Act.

     The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

     4. SERVICES. Subject to the supervision of the Board of Trustees of the Trust and the Adviser, the Subadviser will provide an investment program for each Portfolio, including investment research and management with respect to securities and investments, including cash and cash equivalents in the Portfolio, and will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio. The Subadviser will provide the services under this Agreement in accordance with the Portfolio's investment objective policies and restrictions as stated in the Prospectus (as used herein this term includes the related Statement of Additional Information). The Subadviser further agrees that it:

          (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal or State agencies which now have or in the future will have jurisdiction over its activities;

          (b) will pay expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for the Portfolio, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with Section 4(c);

          (c) will place orders pursuant to its investment determinations for the Portfolio either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Subadviser will attempt to obtain the best overall price and the most


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     favorable  execution of its orders,  except as provided  below.  Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Subadviser has been advised by the Adviser that the Trust has authorized the Adviser to authorize the Subadviser, in its discretion, to purchase and sell securities to and from brokers and dealers who promote the sale of Trust shares and the Adviser hereby so authorizes the Subadviser. In no instance will securities be purchased from or sold to the Subadviser or any affiliated person of the Subadviser as principal. Notwithstanding the foregoing sentence, the Subadviser may arrange for the execution of brokered transactions through an affiliated broker dealer in conformity with policies and procedures for such purpose if, when, and as established by the Trustees of the Trust. Subject to policies established by the Board of Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Portfolio, or be in breach of any obligation owing to the Adviser or the Trust or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Subadviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser's overall responsibilities with respect to the accounts, including the Portfolio, as to which it exercises investment discretion;

          (d) will review the daily valuation of securities owned by the Portfolio as obtained on a daily basis by the Portfolio's administrator and furnished by it to Subadviser, and will promptly notify the Trust and the Adviser if the Subadviser believes that any such valuations may not properly reflect the market value of any securities owned by the Portfolio, provided, however, that the Subadviser is not required by this sub-paragraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities;

          (e) will attend regular business and investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser;

          (f) maintain books and records with respect to the securities transactions for the Portfolio, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to the Adviser all of the Subadviser's reports to the Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

     5. Confidentiality. Subadviser agrees with respect to the services provided to the PORTFOLIO that it:

          (a) will provide investment Adviser with trade information and broker confirms upon request; and

          (b) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolio and its prior, present or potential


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     shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Subadviser is advised by counsel that the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

     6. RECORDS. In compliance with the requirements of Rule 31a-3 under the Act, Subadviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided, that Subadviser may retain copies thereof at its own expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act relating to transactions placed by Subadviser for the Fund.

     7. NONEXCLUSIVITY. It is expressly understood and agreed that the services to be rendered by the Subadviser to the Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby.

     8. INFORMATION TO BE FURNISHED TO SUBADVISER. The Adviser agrees that it will furnish currently to the Subadviser all information with reference to the Portfolio and the Trust that is reasonably necessary to permit the Subadviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Adviser will furnish to Subadviser procedures consistent with the Trust's contract with the Portfolio's custodian from time to time (the "Custodian"), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for the Portfolio by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Portfolio, and Subadviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

     9. Limitation of Liability of Subadviser. The Subadviser and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Subadviser of its duties under this agreement except that nothing herein contained shall be construed to protect the Subadviser against any liability by reason of the Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.

     10. SEVERABILITY; APPLICABLE LAW. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall


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not be affected thereby.  Except to the extent governed by federal law including the Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without applying the principles of conflicts of law thereunder.

     11. AMENDMENT. As to each Portfolio of the Trust, this Agreement may be amended only by an instrument in writing signed by the party against which enforcement of the amendment is sought. An amendment of this Agreement affecting a Portfolio hereunder shall not be effective until approved by (i) vote of the holders of a majority of the outstanding voting securities of the Portfolio; and
(ii) a majority of those Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     12. NOTICE. Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

        To the Adviser at:                        Brian Booker
                                                  737 N. Michigan Ave.
                                                  Suite 1950
                                                  Chicago, IL 60611

        To the Subadviser at:                     Benita Kumar
                                                  4 Broadgate
                                                  London EC2M 2DA

        To the Portfolio or the Trust at:         Brian Booker
                                                  737 N. Michigan Ave.
                                                  Suite 1950
                                                  Chicago, IL 60611

or addressed as such party may from time to time designate by notice to other parties in accordance herewith.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their duly authorized officers as of the day and year first above written.

 ATTEST:                                   HENDERSON GLOBAL INVESTORS
                                          (NORTH AMERICA) INC.

                                           By:    /s/ Charles Wurtzebach
                                                 -----------------------

 /s/ Brian Booker

 ATTEST:                                   HENDERSON INVESTMENT
                                           MANAGEMENT LTD.

_____________________________________      By:   /s/ Iain Clark
                                                 -----------------------




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                               SCHEDULE A SUMMARY

         HENDERSON EUROPEAN FOCUS FUND

         Adviser will pay to Subadviser an annual fee equal to 0.90% of the daily net assets of the Fund.

         HENDERSON INTERNATIONAL DEVELOPING COMPANIES FUND

         Adviser will pay to Subadviser an annual fee equal to 1.10% of the daily net assets of the Fund.

         HENDERSON GLOBAL TECHNOLOGY FUND

         Adviser will pay to Subadviser an annual fee equal to 1.10% of the daily net assets of the Fund.

         HENDERSON WORLDWIDE GROWTH FUND

         Adviser will pay to Subadviser an annual fee equal to 0.90% of the daily net assets of the Fund.

         HENDERSON INTERNATIONAL OPPORTUNITIES FUND

         Adviser will pay to Subadviser an annual fee equal to 1.00% of the daily net assets of the Fund.